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                                     July 5, 1996

Greyrock Business Credit,
a Division of NationsCredit Commercial Corporation
300 N. Continental Blvd.  Suite 200
El Segundo, CA  90245

Gentlemen:

    Reference is made to the Loan and Security Agreement between us (the "Loan Agreement") and the documents and agreements relating thereto (collectively, the "Loan Documents").

    Based on the environmental reports we provided to you with respect to the real property subject to the Deeds of Trust in your favor, and the analysis thereof by your environmental consultant, it appears that certain remedial environmental work is needed. You have also requested that we provide you with a Hazardous Substances Indemnity Agreement on your standard form.

    In order not to hold up the closing of the Loan pursuant to the Loan Documents, this will confirm that you may withhold a reserve, from the Loans that would otherwise be available to us under the Loan Documents, in the amount of $65,000, which reserve will be held until we have completed the remedial work recommended by your consultant. We will also provide you with the Hazardous Substances Indemnity Agreement within ten days after the date hereof, with any changes thereto as you and we may negotiate in good faith.

                                       Sincerely yours,

                                       QAD, INC.


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Accepted and agreed:

GREYROCK BUSINESS CREDIT,
a Division of NationsCredit Commercial Corporation



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